UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2005 (November 7,
2005)

                                RG America, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                     0-80429
                                     -------
                            (Commission File Number)

                                   75-2823489
                                   ----------
                        (IRS Employer Identification No.)

                     1507 Capital Avenue, Plano, TX (75074)
                     --------------------------------------
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (972) 919-4774
       ------------------------------------------------------------------


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                RG America, Inc.

Section 1 - Registrant's Business Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 7, 2005, Registrant entered into a Security Agreement with Laurus Master Fund, Ltd. ("Laurus") for the sale by Registrant to Laurus of a $1,400,000 secured convertible minimum borrowing note ("Minimum Borrowing Note") and a secured revolving note up to a maximum of $10,000,000 ("Revolving Note"). In connection with the Minimum Borrowing Note and the Revolving Note, Registrant issued to Laurus a common stock purchase warrant ("Warrant") to purchase up to 2,962,963 shares of Registrants $0.001 par value per share common stock ("Common Stock"). Additionally, Registrant and Laurus entered into a registration rights agreement ("Registration Rights Agreement") covering the registration Common Stock underlying the Minimum Borrowing Note and the Warrant.

The Minimum Borrowing Note has an interest rate of Prime plus two percent (2.0%) and shall not be any time less than six percent (6.0%). The Minimum Borrowing
Note is due together with any unpaid and accrued interest hereon, on October 31, 2008 (Maturity Date"). Laurus shall have the option, but not the obligation, at any time until the Maturity Date to convert all or any portion of the Minimum Borrowing Note and accrued interest into Common Stock at an exercise price of $0.71 per share. Additionally, Registrant has the option, but not the obligation, to prepay the Minimum Borrowing Note by paying Laurus one hundred thirty percent (130%) of the principal amount of the Minimum Borrowing Note plus accrued and unpaid interest. As a result of the Minimum Borrowing Note, Registrant obtained $878,000 of proceeds, net of $522,000 of expenses. Of the $522,000 of expenses, $300,000 was paid to Registrant's financial agent, Spencer Clarke, LLC for financial agent fees, $220,000 was paid to Laurus Capital Management, LLC for management, due-diligence and documentation fees, and $2,000 was paid to Loeb & Loeb LLP for escrow fees.

The Revolving Note has an interest rate of Prime plus two percent (2.0%) and shall not be any time less than six percent (6.0%). The Revolving Note is due together with any unpaid and accrued interest hereon, on the Maturity Date. Laurus shall have the option, but not the obligation, at any time until the Maturity Date to convert all or any portion of the Revolving Note and accrued interest into Common Stock at an exercise price of $0.71 per share.

The Security Agreement includes among other things, a stock pledge agreement, a guaranty from Registrant and all of its subsidiaries and certain covenants and obligations in order to secure the funds obtained from the above mentioned items. The Security Agreement also includes a funding formula that determines a maximum amount of funds that Registrant can be advanced at any point in time and an allowance for Laurus to override the formula and advance registrant funds over the funding formula. Laurus elected the option to override the formula and advanced Registrant $250,000 on November 7, 2005. The advance has an interest rate of Prime plus five percent (5.0%) and is due and payable with accrued interest on May 1, 2006.

The documents comprising the above items are filed as Exhibit 99 to this Current Report on Form 8-K.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In consideration for the Warrant discussed in 1.01 above, the issuance of the Warrant was made in reliance of Section 4(2)and or 3(b) of the Securities Act of 1933 (the "Securities Act"), as amended and Regulation D promulgated pursuant thereto, which provide for exemptions for transactions not involving a public offering.


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

Section 9 - Financial Statements and Exhibits

EXHIBITS

Exhibit Number              Description
--------------              -----------

99.1                        Security Agreement

99.2                        Master Security Agreement

99.3                        Secured Convertible Minimum Borrowing Note

99.4                        Secured Revolving Note

99.5                        Minimum Borrowing Note Registration Rights Agreement

99.6                        Funds Escrow Agreement

99.7                        Common Stock Purchase Warrant

99.8                        Over-Advance Letter

99.9                        Stock Pledge Agreement

99.10                       Subsidiary Guaranty

99.11                       Escrow Release Letter

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                RG AMERICA, INC.
                                  (Registrant)

Date: November 9, 2005

/s/ John E. Rea
------------------------------------
John E. Rea, Chief Executive Officer


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